SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 3, 2013

SYMBID CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

Hapykidz.com, Inc.
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2013, HapyKidz.com, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State changing its name to Symbid Corp. (the “Name Change”). Reference is made to the disclosure set forth under Item 5.07 below, which disclosure is incorporated herein by reference.

The Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On September 3, 2013, the holder of 7,500,000 shares of the Company’s common stock (approximately 94.94%) approved the execution and filing of the Certificate of Amendment for the Name Change.

The Certificate of Amendment was also authorized by the Company’s Board of Directors on September 3, 2013.

The Company is currently engaged in discussions with Symbid Holding B.V. (“SH”), a privately held limited liability corporation organized under the laws of The Netherlands, regarding a possible business combination involving the two companies.  At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction.  With the permission of SH, the Company has changed its name to facilitate these discussions.  If the parties determine not to proceed with a business combination, the Company will change its name back to HapyKidz.com, Inc. or adopt another name.

It is expected that the Company’s new name will be declared effective by Financial Industry Regulatory Authority (“FINRA”), for OTC Markets trading purposes, in mid to late September 2013.  The name change will be accompanied by a new trading symbol and the Company will announce that symbol once it is approved by FINRA. The Company’s common stock will temporarily remain listed for quotation on OTC Markets under the current symbol “HKDZ” until the new symbol is assigned by FINRA.

Item 8.01.

Other Events.

On September 3, 2013, the Board of Directors of the Company approved a 25-for-1forward stock split on its common stock outstanding in the form of a dividend, with a Record Date of September 16, 2013.

The Payment Date, Ex-Dividend Date and Due Bill Redeemable Date will be announced once FINRA approves the forward split.  This stock split in the form of a dividend will entitle each common stock shareholder as of the Record Date to receive 24 additional shares of common stock for each one share owned.  Additional shares issued as a result of the stock split will be distributed on the Payment Date.  Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.

Shareholders who sell their common stock before the Ex-Dividend Date are selling away their right to the stock dividend. Such sale will include an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the Ex-Dividend Date, the first business day after the stock dividend Payment Date.  As of the Ex-Dividend Date, the Company’s stock will trade on a post-split adjusted basis.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description

3.1	Certificate of Amendment as filed with the Nevada Secretary of State on September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: September 9, 2013	By:	/s/ Noah Levinson
Name: Noah Levinson Title: President

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